                                                              EXHIBIT 23.2

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and all references to our firm) included in or made a part of this Registration Statement.

                                          /s/ Arthur Andersen LLP

                                          ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin

August 28, 1998